Exhibit 10.6

LEAK-OUT AGREEMENT

_________ __, 2020

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between Rexahn Pharmaceuticals, Inc., a Delaware corporation to be renamed Ocuphire Pharma, Inc. (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (i) the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated June 17, 2020, by and among the Company, Ocuphire Pharma, Inc., a Delaware corporation (“Ocuphire Private Company”), the Holder and the other investors listed on the signature pages attached thereto (such other investors, the “Other Holders”) in connection with the offering, pursuant to which (x) Ocuphire Private Company has agreed to issue to the Holder shares of common stock, $0.0001 par value per share, of Ocuphire Private Company (the “Ocuphire Private Common Shares”) and (y) the Company has agreed to issue, following the closing of the transactions contemplated by the Merger Agreement (as defined below), Series A Warrants and Series B Warrants (collectively, the “Warrants” and together with the Ocuphire Private Common Shares, the “Securities”) which each will be exercisable to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) that certain Agreement and Plan of Merger and Reorganization by and among the Company, Razor Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Ocuphire Private Company, dated as of June 17, 2020 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Ocuphire Private Company, with Ocuphire Private Company surviving the merger as a wholly-owned subsidiary of the Company.

This Leak-Out Agreement shall only become effective from the date that the Holder executes this Agreement and the Company or its agent has notified the Holder in writing that each Other Holder executed an agreement (collectively, the “Other Leak-Out Agreements”) regarding such Other Holder’s trading with terms that are no less restrictive than the terms contained herein; provided, however, that this Leak-Out Agreement shall not become effective prior to the closing of the transactions contemplated by the Merger Agreement.

The Holder agrees solely with the Company that from the Closing Date and ending on the earlier to occur of (i) the exercise in its entirety by the Holder of its Series B Warrant after the earliest to occur of (x) the Maximum Eligibility Number (as defined in the Series B Warrant) of the Series B Warrant has been determined based on a Reset Price (as defined in the Series B Warrant) equal to the Reset Floor Price (as defined in the Series B Warrant), (y) the date of waiver of all future Reset Date(s), if any, pursuant to the first proviso set forth in the definition of “Reset Date” in Section 18 (mm) of the Series B Warrant and (z) the Reservation Date (as defined in the Warrants) and (ii) at 4:00 pm (New York City time) on the tenth (10th) Trading Day immediately following the Reservation Date, inclusive (such period, the “Restricted Period”), neither the Holder, nor any affiliate of the Holder which (x) had or has knowledge of the transactions contemplated by the Securities Purchase Agreement, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading, collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), any securities issued and issuable pursuant to any of the Transaction Documents (as defined in the Securities Purchase Agreement) (collectively, the “Restricted Securities”), in an amount representing more than ___%1 of the trading volume of Common Stock as reported by Bloomberg, LP on each applicable Date of Determination. For the avoidance of doubt, the Restricted Securities shall not include any securities of the Company acquired other than pursuant to the Transaction Documents.

1 Pro rata portion of 30% among investors executing Leak-Out Agreements, based on Subscription Amount

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, but not less than all, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Principal Market (as defined in the Series B Warrant), without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Securities Purchase Agreement.

This Leak-Out Agreement together with the Transaction Documents (as defined in the Securities Purchase Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by Section 10(a) of the Securities Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such Other Leak-Out Agreement.  Nothing contained herein, in this Leak-Out Agreement or in any other agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any Other Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any Other Leak-Out Agreement.  The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of shares of Common Stock substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Leak-Out Document”), is or will be more favorable to such Other Holder than those of the Holder and this Leak-Out Agreement (other than the reimbursement of legal fees).  If, and whenever on or after the date hereof, the Company enters into a Leak-Out Document with terms that are materially different from this Leak-Out Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Leak-Out Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this paragraph shall apply similarly and equally to each Leak-Out Document.

[The remainder of the page is intentionally left blank]

The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

REXAHN PHARMACEUTICALS, INC.

By:
Name:
Title:

Agreed to and Accepted:

“HOLDER”

By:
Name:
Title: